         Exhibit 16.1

June 26, 2008

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:

Smitten Press: Local Lore and Legends, Inc.

 File Reference No. 000-27795

We were previously the independent registered public accounting firm for Smitten Press: Local Lore and Legends, Inc. and under the date of April 4, 2008, we reported on the financial statements of Smitten Press: Local Lore and Legends, Inc. as of December 31, 2007 and for the years ended December 31, 2007 and 2006, and for the period from June 1, 2003 (inception of development stage) to December 31, 2007.

On June 20, 2008, we resigned as the independent registered public accounting firm.  We have read Smitten Press: Local Lore and Legends, Inc.’s statements included in Item 4.01 as it pertains to Salberg & Company, P.A. on the Form 8-K dated June 26, 2008 of Smitten Press: Local Lore and Legends, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements.

Very truly yours,

SALBERG & COMPANY, P.A.

/S/ Scott D. Salberg, CPA

For the Firm